SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 28, 1995


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)



                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS

On September 28, 1995, the Registrant filed suit against the National Association of Securities Dealers ("NASD") and The NASDAQ Stock Market, Inc. ("NASDAQ"). The lawsuit, filed in the Superior Court of California County of Alameda, Case Number 757717-0 seeks damages of more than $12.5 million, relating to the defendants' alleged mishandling of a secondary stock offering by Sparta in March 1995. In the complaint, Sparta alleges that the defendants misrepresented the status of Sparta's stock listings, misapplied NASD regulations and interfered with Sparta's relationships with its underwriters and investors.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                   (Registrant)

                                                   By:   /s/  Thomas F. Reiner

                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO
Dated: October 2, 1995